FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
APR 11 1997
NO. C. 7786-97
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE




                          ARTICLES OF INCORPORATION

                                      OF

                             CANCER CAPITAL CORP.


          The undersigned, natural person of eighteen years or more of age, acting as incorporator of a Corporation (the "Corporation") under the Nevada Revised Statutes, adopts the following Articles of Incorporation for the
Corporation:

                                  ARTICLE I
                             NAME OF CORPORATION

          The name of the Corporation is Cancer Capital Corp.

                                  ARTICLE II
                                    SHARES

          The amount of the total authorized capital stock of the Corporation is 20,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

          The Corporation is authorized to issue 20,000,000 shares of common stock, par value $.001 per share.

                                 ARTICLE III
                         REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the Corporation is 1025 Ridgeview, Suite 400, Reno, Nevada 89509 and the name of its initial registered agent at such address is Michael J. Morrison.

                                  ARTICLE IV
                                 INCORPORATOR

          The name and address of the incorporator is:


          NAME                         ADDRESS

          Anita Patterson              380 East 4th Ave., Apt. A
                                       Salt Lake City, Utah 84103


                                  ARTICLE V
                                  DIRECTORS

          The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be three in number, are as follows:

          NAME                              ADDRESS

          John W. Peters                    2554 West 4985 South
                                            Taylorsville, Utah 84118

          Michelle Peters                   2554 West 4985 South
                                            Taylorsville, Utah 84118

          David Rees                        807 East 5th Ave.
                                            Salt Lake City, Utah 84103


                                  ARTICLE VI
                                   GENERAL

          A. The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

          B. The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

          C. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

          D. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

          E. The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designed by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

          The undersigned being the individual named in Article III, above, as the initial registered agent of the Corporation, hereby consents to such appointment.


                                     /s/ John W. Peters
                                   ____________________________________

          The undersigned incorporator executed these Articles of Incorporation, certifying that the facts herein stated are true this 4th day of April, 1997.


                                /s/ Anita Patterson
                              __________________________________________
                                    ANITA PATTERSON


STATE OF UTAH           )
                        :  ss.
COUNTY OF SALT LAKE     )

     On this 4th day of April, 1997, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.


                                  /s/ John S. Clayton
                                _________________________________________
                                     NOTARY PUBLIC


NOTARY SEAL
JOHN S. CLAYTON
NOTARY PUBLIC * STATE OF UTAH
6144 SOUTH VIXEN WAY
SALT LAKE CITY UT 84118
EXP. 11/25/97


                          CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY RESIDENT AGENT

           In the matter of Cancer Capital, Corp.

I, Michael Morrison with address at Suite 400, Street 1025 Ridgeview, City of Reno, State of Nevada, 89509, hereby accept appointment as resident agent of the above-named corporation in accordance with NRS 78.090.

   April 8,                     /s/ signature illegible
________________ 1997.      ________________________________________________
                                 Signature of Resident Agent